UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2006

NANOMETRICS INCORPORATED

(Exact name of registrant as specified in its charter)

California	000- 13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Buckeye Drive

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 435-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 24, 2006, the Compensation/Stock Option Committee (the “Committee”) of Nanometrics Incorporated, a California corporation (the “Company”) approved an increase in the base salary for Mr. John D. Heaton, the Company’s Chief Executive Officer, from $367,500 to $404,250 for the fiscal year 2006. Additionally, the Committee approved a one-time bonus payment to Mr. Heaton in the amount of $202,125 and granted Mr. Heaton an option to purchase 100,000 shares of the Company’s common stock. The option has a term of seven years from the date of grant, and will become exercisable in three equal annual installments beginning on May 24, 2007. The per share exercise price of the option is equal to $10.23.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOMETRICS INCORPORATED

Date: May 30, 2006	By:	/s/ Douglas J. McCutcheon
Douglas J. McCutcheon Chief Financial Officer

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